Exhibit 99.1

EMCORE Reports Fiscal 2022 Fourth Quarter Results

ALHAMBRA, CA, December 20, 2022 – EMCORE Corporation (Nasdaq: EMKR), a leading provider of advanced mixed-signal products that serve the aerospace and defense, communications, and sensing markets, today announced results for the fiscal 2022 fourth quarter (4Q22) ended September 30, 2022. Management will host a conference call to discuss 4Q22 financial and business results today at 5:00 p.m. Eastern Time (ET).

For 4Q22, EMCORE’s consolidated revenue was $25.6 million, comprised of $21.0 million from the Aerospace and Defense (A&D) segment and $4.6 million from the Broadband segment. Net loss was $16.9 million and $10.9 million on a GAAP and non-GAAP basis, respectively. Adjusted EBITDA was negative $9.4 million. Please refer to the schedules at the end of this press release for GAAP to non-GAAP reconciliations and other information related to non-GAAP financial measures.

“4Q22 represents the beginning of a new era for EMCORE. We closed the acquisition of the Inertial Navigation product lines from KVH Industries which, in combination with the Space & Navigation acquisition the quarter before, and existing QMEMS and FOG products, creates the world’s largest independent1 provider of Inertial Navigation solutions. The strength of the combined larger product portfolio enhances our ability to serve key A&D customers in this $3 billion plus market,” said Jeff Rittichier, President and Chief Executive Officer of EMCORE. “A&D accounted for over 80% of the top-line in 4Q22, and while A&D gross margin was adversely impacted by integration-related and other items during the quarter, we have been working diligently on a re-organization initiative to move us closer to operating as one cohesive Inertial Navigation business and to profitability. Additionally, we recently completed the sale/leaseback of the Tinley Park property, adding $10.3 million in cash to our balance sheet in December.”

Consolidated Results

	Three Months Ended
	Sep 30, 2022	Jun 30, 2022	+increase/ -decrease
	4Q22	3Q22
Revenue	$25.6M	$23.7M	+$1.9M
Gross margin	4%	16%	-12%
Operating expenses	$18.2M	$11.0M	+$7.2M
Operating margin	(67%)	(30%)	-37%
Net loss	($16.9M)	($7.6M)	-$9.3M
Net loss per share diluted	($0.45)	($0.20)	-$0.25
Non-GAAP gross margin (a)	2%	18%	-16%
Non-GAAP operating expenses (a)	$11.2M	$10.5M	+$0.7M
Non-GAAP operating margin (a)	(42%)	(27%)	-15%
Non-GAAP net loss (a)	($10.9M)	($6.3M)	-$4.6M
Non-GAAP net loss per share diluted (a)	($0.29)	($0.17)	-$0.12
Adjusted EBITDA	($9.4M)	($5.1M)	-$4.3M
Ending cash and cash equivalents	$26.1M	$75.1M	-$49.0M
Line of credit and Loan payable	$15.5M	$—	+$15.5M
(a) Please refer to the schedules at the end of this press release for GAAP to non-GAAP reconciliations and other information related to non-GAAP financial measures.

Aerospace and Defense Segment

For Q422, A&D’s sequential-quarter revenue increase was driven primarily by the addition of the Inertial Navigation product line acquired from KVH Industries, Inc. on August 9, 2022. A&D segment gross margin decreased primarily as a result of numerous factors related to the transition of newly acquired operations in Budd Lake, NJ and Tinley Park, IL as well as QMEMS inventory valuation charges during the quarter.
1 All sales are to unaffiliated third-party customers.

Three Months Ended
	Sep 30, 2022	Jun 30, 2022	+increase/ -decrease
	4Q22	3Q22
A&D segment revenue	$21.0M	$13.4M	+$7.6M
A&D segment gross margin	4%	12%	-8%
A&D segment R&D expense	$3.5M	$3.8M	-$0.3M
A&D segment profit	($2.6M)	($2.3M)	-$0.3M
Non-GAAP A&D segment gross margin (a)	2%	13%	-11%
Non-GAAP A&D segment R&D expense (a)	$3.7M	$3.7M	$—M
Non-GAAP A&D segment profit	($3.3M)	($1.9M)	-$1.4M
(a) Please refer to the schedules at the end of this press release for GAAP to non-GAAP reconciliations and other information related to non-GAAP financial measures.

Broadband Segment

For Q422, Broadband’s sequential-quarter revenue decrease was primarily due to a decline in CATV revenue. Broadband segment gross margin decreased primarily as a result of the lower revenue and higher under-absorption of fixed overhead. R&D expense increased due to higher product development expenses associated with Chips and Sensing products.

Three Months Ended
	Sep 30, 2022	Jun 30, 2022	+increase/ -decrease
	4Q22	3Q22
Broadband segment revenue	$4.6M	$10.3M	-$5.7M
Broadband segment gross margin	3%	23%	-20%
Broadband segment R&D expense	$1.4M	$0.7M	+$0.7M
Broadband segment profit	($1.2M)	$1.7M	-$2.9M
Non-GAAP Broadband segment gross margin (a)	1%	24%	-22%
Non-GAAP Broadband segment R&D expense (a)	$1.6M	$0.6M	+$1.0M
Non-GAAP Broadband segment profit	($1.5M)	$1.9M	-$3.4M
(a) Please refer to the schedules at the end of this press release for GAAP to non-GAAP reconciliations and other information related to non-GAAP financial measures.

Business Outlook

The Company expects revenue for the fiscal 2023 first quarter ending December 31, 2022 to be in the range of $25 million to $27 million.

Conference Call

The Company will discuss its financial results on Tuesday, December 20, 2022 at 5:00 p.m. ET (2:00 p.m. PT). To participate in the conference call, click on the following link (ten minutes prior to the call) to register: https://register.vevent.com/register/BIe349dc322f5b477c8630cb906ea632c8. Once registered, participants will have the option of: 1) dialing in from their phone (using their PIN); or 2) clicking the “Call Me” option to receive an automated call directly to their phone. The call will be webcast live via the Company's website at http://www.emcore.com. A webcast will be available for replay following the conclusion of the call.

About EMCORE

EMCORE Corporation is a leading provider of advanced mixed-signal products that serve the aerospace and defense, communications, and sensing markets. Our best-in-class components and systems support a broad array of applications including navigation and inertial sensing, defense optoelectronics, broadband communications, optical sensing, and specialty chips for telecom and data centers. We leverage industry-leading Photonic Integrated Chip (PIC), Quartz MEMS, Lithium Niobate, and Indium Phosphide chip-level technology to deliver state-of-the-art component and system-level products across our end-market applications. EMCORE has vertically-integrated manufacturing capability at its facilities in Alhambra, CA, Budd Lake, NJ, Concord, CA, and Tinley Park, IL. Our manufacturing facilities maintain ISO 9001 quality management certification, and we are AS9100 aerospace quality certified at our facilities in Budd Lake and Concord. For further information about EMCORE, please visit http://www.emcore.com.

Use of Non-GAAP Financial Measures

The Company conforms to U.S. Generally Accepted Accounting Principles (“GAAP”) in the preparation of its financial statements. We disclose supplemental non-GAAP earnings measures for gross margin, operating expenses, research and development expenses, operating margin, and net loss, as well as adjusted EBITDA.

Management believes these supplemental non-GAAP measures reflect the Company’s core ongoing operating performance and facilitates comparisons across reporting periods. The Company uses these measures when evaluating its financial results and for planning and forecasting of future periods. We believe that these supplemental non-GAAP measures are also useful to investors in assessing our operating performance. While we believe in the usefulness of these supplemental non-GAAP measures, there are limitations. Our non-GAAP measures may not be reported by other companies in our industry and/or may not be directly comparable to similarly titled measures of other companies due to potential differences in calculation. We compensate for these limitations by using these non-GAAP measures as a supplement to GAAP and by providing the reconciliations to the most comparable GAAP measure.

The schedules at the end of this press release reconcile the Company’s non-GAAP measures to the most directly comparable GAAP measure. The adjustments share one or more of the following characteristics: they are unusual and the Company does not expect them to recur in the ordinary course of its business, they do not involve the expenditure of cash, they are unrelated to the ongoing operation of the business in the ordinary course, or their magnitude and timing is largely outside of the Company’s control. For all reporting periods disclosed, the Company has applied consistent rationale, method, and adjustments in reconciling non-GAAP measures to the most directly comparable GAAP measure.

Non-GAAP measures are not in accordance with or an alternative to GAAP, nor are they meant to be considered in isolation or as a substitute for comparable GAAP measures. Our disclosures of these measures should be read only in conjunction with our financial statements prepared in accordance with GAAP. Non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

Forward-Looking Statements

The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”). These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Such forward-looking statements include, in particular, projections about our future results, including growth expectations in the A&D segment, expected revenue from our recent acquisitions of the Space & Navigation business of L3 Harris Technologies, Inc. and the inertial navigation business of KVH Industries, Inc., and statements about our future results of operations and financial position, plans, strategies, business prospects, changes, and trends in our business and the markets in which we operate.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters such as projected financial results, the development of new products, future growth, enhancements or technologies, sales levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. We caution that these forward-looking statements relate to future events or our future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of our business or our industry to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (a) uncertainties regarding the effects of the COVID-19 pandemic, the length of time it will take for the COVID-19 pandemic to subside, and the impact of measures intended to reduce its spread on our business and operations, which is evolving and beyond our control; (b) the rapidly evolving markets for the Company's products and uncertainty regarding the development of these markets; (c) the Company's and the acquired businesses historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; (d) delays and other difficulties in commercializing new products; (e) the failure of new products: (i) to perform as expected without material defects, (ii) to be manufactured at acceptable volumes, yields, and cost, (iii) to be qualified and accepted by our customers, and (iv) to successfully compete with products offered by our competitors; (f) uncertainties concerning the availability and cost of commodity materials and specialized product components that we do not make internally; (g) actions by competitors; (h) risks and uncertainties related to applicable laws and regulations, including the impact of changes to applicable tax laws and tariff regulations; (i) acquisition-related risks, including that (i) the revenues and net operating results obtained from our recent acquisitions may not meet our expectations, (ii) the costs and cash expenditures for integration of our recent acquisitions may be higher than expected, (iii) we may not recognize the anticipated synergies from our recent acquisitions, (iv) there could be losses and liabilities arising from these acquisitions that we will not be able to recover from any source, and (v) we may not realize sufficient scale from these acquisitions and will need to take additional steps, including making additional acquisitions, to achieve our growth objectives for this product line; (j) risks related to our ability to obtain capital; (k) the effect of component shortages and any alternatives thereto; (l) risks and uncertainties related to manufacturing and production capacity and expansion plans related thereto; (m) risks related to the conversion of order backlog into product revenue; and (n) other risks and uncertainties discussed under Item 1A - Risk Factors in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, as updated by our subsequent periodic reports.

Forward-looking statements are based on certain assumptions and analysis made in light of our experience and perception of historical trends, current conditions, and expected future developments as well as other factors that we believe are appropriate under the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. All forward-looking statements in this press release are made as of the date hereof, based on information available to us as of the date hereof, and subsequent facts or circumstances may contradict, obviate, undermine, or otherwise fail to support or substantiate such statements. We caution you not to rely on these statements without also considering the risks and uncertainties associated with these statements and our business that are addressed in our filings with the Securities and Exchange Commission (“SEC”) that are available on the SEC’s web site located at www.sec.gov, including the sections entitled “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Certain information included in this press release may supersede or supplement forward-looking statements in our other Exchange Act reports filed with the SEC. We do not intend to update any forward-looking statement to conform such statements to actual results or to changes in our expectations, except as required by applicable law or regulation.

EMCORE CORPORATION
Condensed Consolidated Balance Sheets
(unaudited)

	September 30,
(in thousands)	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$25,625	$71,621
Restricted cash	520	61
Accounts receivable, net of credit loss of $337 and $260, respectively	18,073	31,849
Contract assets	6,846	361
Inventory	37,035	32,309
Prepaid expenses and other current assets	7,124	6,877
Assets held for sale	—	1,241
Total current assets	95,223	144,319
Property, plant, and equipment, net	37,867	22,544
Goodwill	15,608	69
Operating lease right-of-use assets	23,243	13,489
Other intangible assets, net	14,790	167
Other non-current assets	2,351	225
Total assets	$189,082	$180,813
LIABILITIES and SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,729	$16,686
Accrued expenses and other current liabilities	8,124	9,568
Contract liabilities	5,300	368
Loan payable - current	852	—
Operating lease liabilities - current	2,213	1,198
Total current liabilities	29,218	27,820
Line of credit	9,599	—
Loan payable- non-current	5,042	—
Operating lease liabilities - non-current	21,625	12,684
Asset retirement obligations	4,664	2,049
Other long-term liabilities	106	794
Total liabilities	70,254	43,347
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value, 50,000 shares authorized; 44,497 shares issued and 37,591 shares outstanding as of September 30, 2022; 43,890 shares issued and 36,984 shares outstanding as of September 30, 2021	787,347	782,266
Treasury stock at cost; 6,906 shares as of September 30, 2022 and September 30,2021	(47,721)	(47,721)
Accumulated other comprehensive income	1,301	687
Accumulated deficit	(622,099)	(597,766)
Total shareholders’ equity	118,828	137,466
Total liabilities and shareholders’ equity	$189,082	$180,813

EMCORE CORPORATION
Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income
(unaudited)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
(in thousands, except for per share data)	2022	2021	2022	2021
Revenue	$25,565	$43,954	$124,126	$158,444
Cost of revenue	24,559	26,897	94,408	96,956
Gross profit	1,006	17,057	29,718	61,488
Operating expense:
Selling, general, and administrative	11,160	6,603	33,710	24,544
Research and development	4,861	4,881	18,536	17,448
Severance	35	—	1,353	—
(Gain) loss on sale of assets	(766)	76	(2,685)	515
Impairment charge	2,956	—	2,956	—
Total operating expense	18,246	11,560	53,870	42,507
Operating (loss) income	(17,240)	5,497	(24,152)	18,981
Other income (expense):
Gain on extinguishment of debt	—	—	—	6,561
Interest (expense) income, net	(125)	(15)	(139)	466
Foreign exchange (loss) gain	(192)	(49)	(352)	207
Pension income	520	—	171	—
Total other income (expense)	203	(64)	(320)	7,234
(Loss) income before income tax benefit (expense)	(17,037)	5,433	(24,472)	26,215
Income tax benefit (expense)	164	(358)	139	(572)
Net (loss) income	$(16,873)	$5,075	$(24,333)	$25,643
Foreign exchange translation adjustment	82	(205)	173	(231)
Pension adjustment	441	—	441	—
Comprehensive (loss) income	$(16,350)	$4,870	$(23,719)	$25,412
Per share data
Net (loss) income per basic share	$(0.45)	$0.14	$(0.65)	$0.75
Weighted-average number of basic shares outstanding	37,484	36,845	37,269	34,020
Net (loss) income per diluted share	$(0.45)	$0.13	$(0.65)	$0.72
Weighted-average number of diluted shares outstanding	37,484	38,993	37,269	35,789

EMCORE CORPORATION
Reconciliations of GAAP to Non-GAAP Financial Measures
(unaudited)

	Three Months Ended
	Sep 30, 2022	Jun 30, 2022
(in thousands, except for percentages)	4Q22	3Q22
Gross profit	$1,006	$3,898
Gross margin	4%	16%
Stock-based compensation expense	348	275
Asset retirement obligation accretion	64	9
Amortization of intangible assets	58	40
Variable compensation accrual adjustment	(1,040)	—
Non-GAAP gross profit	$436	$4,222
Non-GAAP gross margin	2%	18%

	Three Months Ended
	Sep 30, 2022	Jun 30, 2022
(in thousands)	4Q22	3Q22
Operating expense	$18,246	$10,995
Stock-based compensation expense	(1,271)	(1,248)
Severance expense	(35)	—
CATV transition - gain on sale of assets	767	1,318
Acquisition-related expense	(5,166)	(313)
Litigation-related expense	(413)	(213)
Variable compensation accrual adjustment	2,030	—
Impairment charge	(2,956)	—
Non-GAAP operating expense	$11,202	$10,539

	Three Months Ended
	Sep 30, 2022	Jun 30, 2022
(in thousands, except for percentages)	4Q22	3Q22
Operating profit	$(17,240)	$(7,097)
Operating margin	(67%)	(30%)
Stock-based compensation expense	1,619	1,523
Asset retirement obligation accretion	64	9
Amortization of acquired intangibles	58	40
Severance expense	35	—
CATV transition - gain on sale of assets	(766)	(1,318)
Acquisition-related expense	5,166	313
Litigation-related expense	413	213
Variable compensation accrual adjustment	(3,070)	—
Impairment charge	2,956	—
Non-GAAP operating profit	$(10,765)	$(6,317)
Non-GAAP operating margin	(42)%	(27)%
Depreciation expense	1,381	1,185
Adjusted EBITDA	$(9,384)	$(5,132)
Adjusted EBITDA %	(37%)	(22%)

	Three Months Ended
	Sep 30, 2022	Jun 30, 2022
(in thousands, except for per share data and percentages)	4Q22	3Q22
Net (loss)	$(16,873)	$(7,649)
Net (loss) per share basic and diluted	$(0.45)	$(0.20)
Stock-based compensation expense	1,619	1,523
Asset retirement obligation accretion	64	9
Amortization of intangible assets	58	40
Severance expense	35	—
CATV transition - gain on sale of assets	(766)	(1,318)
Acquisition-related expense	5,166	313
Litigation-related expense	413	213
Variable compensation accrual adjustment	(3,070)	—
Impairment charge	2,956	—
Pension (income) expense	(520)	349
Foreign exchange loss	192	185
Income tax (benefit) expense	(164)	27
Non-GAAP net loss	$(10,890)	$(6,308)
Non-GAAP net loss per share basic and diluted	$(0.29)	$(0.17)
Interest expense (income), net	125	(9)
Depreciation expense	1,381	1,185
Adjusted EBITDA	$(9,384)	$(5,132)
Adjusted EBITDA %	(37%)	(22%)

	Three Months Ended			Three Months Ended
(in thousands, except for percentages)	Sep 30, 2022	Jun 30, 2022		Sep 30, 2022	Jun 30, 2022
	4Q22	3Q22		4Q22	3Q22
Aerospace and Defense			Broadband
Gross profit	$889	$1,551	Gross profit	$117	$2,347
Gross margin	4%	12%	Gross margin	3%	23%
Stock-based compensation expense	181	147	Stock-based compensation expense	167	128
Asset retirement obligation accretion	57	—	Asset retirement obligation accretion	7	9
Amortization of intangible assets	58	40	Amortization of intangible assets	—	—
Variable compensation accrual adjustment	(804)	—	Variable compensation accrual adjustment	(236)	—
Non-GAAP gross profit	$381	$1,738	Non-GAAP gross profit	$55	$2,484
Non-GAAP gross margin	2%	13%	Non-GAAP gross margin	1%	24%

R&D expense	$3,506	$3,834	R&D expense	$1,355	$679
Stock-based compensation expense	(170)	(167)	Stock-based compensation expense	(47)	(80)
Variable compensation accrual adjustment	347	—	Variable compensation accrual adjustment	289	—
Non-GAAP R&D expense	$3,683	$3,667	Non-GAAP R&D expense	$1,597	$599
Contact:
EMCORE Corporation
Tom Minichiello
(626) 293-3400
investor@emcore.com